UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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USA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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USA Technologies Files Investor Presentation

Maintaining Momentum and Managing COVID-19 Uncertainty

Openness to New Perspectives Demonstrated By Inclusion of Three HEC Candidates on USAT Slate

USAT Has Made Far-Reaching Changes; Now is the Time for Business Continuity

MALVERN, Pa. – April 14, 2020 – USA Technologies, Inc. (OTC:USAT) (“USAT” or the “Company”), a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market, today announced that it has filed an investor presentation in connection with its 2020 Annual Meeting of Shareholders. The USAT Board of Directors strongly recommends that USAT shareholders protect the value of their investment by voting on the WHITE proxy card “FOR” USAT’s director nominees.

The presentation is available at https://usatechnologiesinc.gcs-web.com/investor-relations. The highlights of the presentation include:

•
USAT is taking prudent steps to conserve liquidity, control costs and partner with customers in light of COVID-19 volatility. The Company has made significant progress on critical strategic initiatives, driving improved results in the second quarter fiscal year 2020. Revenues were up 27.7% year-over-year and margins expanded by over 150 basis points. USAT did not lose a single customer and delivered $1.2 million Q2 Core EBITDA, which consists of reported Adjusted EBITDA of ($2.3) million and excludes additional non-recurring expenses related to the investigation, restatement and proxy contest[1].

•	USAT has made far-reaching changes, including overhauling its controls and compliance policies and significantly refreshing its Board and management team.
o
USAT has taken significant action to enhance its internal compliance through the creation of a Compliance Committee of the Board in December 2018,  the hiring of a Chief Compliance Officer who reports directly to the Committee in April 2019, and the completion of its audit and restatements to regain compliance with periodic reporting requirements.

o	Of the seven current USAT directors, five of the directors have been appointed since April 2019, including two directors who were appointed in February 2020.
o
USAT’s President and Chief Executive Officer, Donald W. Layden, Jr., who is also a member of the Board, has been essential to the rapid progress made to strengthen the business, including maintaining and building critical customer relationships. In addition, USAT recently named a new CFO who brings significant experience in the payments industry with expertise in risk management and diligence.

•
USAT is open to fresh perspectives as demonstrated by the inclusion of three HEC candidates on the USAT slate. In total, the USAT slate of nominees for election will comprise 10 individuals, nine of whom would serve as independent directors, and eight of whom will have been appointed since April 2019. USAT included HEC nominees Lisa Baird, Ellen Richey and Anne Smalling as part of the Company’s slate of nominees because the Company recognizes that shareholders desire fresh thinking on the Board.

[1]	The Company reported a Q2 net loss of ($8.4) million. See the reconciliation below.

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Against the backdrop of ongoing economic volatility and the uncertainty surrounding COVID-19, USAT’s primary focus is to ensure business continuity. HEC’s vague claim to “reinvigorate USAT” is misguided, and the “change” it seeks would disrupt USAT’s core business and risk critical customer relationships, reversing the meaningful progress the refreshed Board and management team has made. The Board and management team remain committed to continuing to build on this momentum and strongly recommend that shareholders protect the value of their investment by voting on the WHITE proxy card for USAT’s nominees.

Reconciliation of Net Loss to Core EBITDA

Net Loss	$(8,378)
Less: Interest Income	(283)
Plus: Interest Expense	833
Plus: Income Tax Provision	72
Plus: Depreciation	1,053
Plus: Amortization	784
EBITDA	(5,919)
Plus: stock-based compensation	1,742
Plus: litigation related professional expenses	1,115
Plus: investigation and restatement expenses	738
Plus: integration and acquisition cost	-
Adjustments to EBITDA	3,595
Adjusted EBITDA	(2,324)
Plus: non-recurring employee bonuses and severances	982
Plus: non-recurring professional services expenses	1,996
Plus: other non-recurring expenses	575
Core EBITDA	$1,229

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IMPORTANT—PROTECT THE VALUE OF YOUR INVESTMENT!
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE USING THE WHITE PROXY CARD.
WE URGE YOU NOT TO VOTE USING ANY GOLD PROXY CARD YOU MAY HAVE RECEIVED FROM HUDSON EXECUTIVE CAPITAL.
If you have questions or require assistance voting your shares, please call the firm assisting us on this matter:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036

+ 1 (212) 297-0720 (Main)
+ 1 (877) 566-1922 (Toll-Free)
Email: info@okapipartners.com

About USA Technologies, Inc.
USA Technologies, Inc. is a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market. With approximately 1.2 million connections, USAT is transforming the unattended retail community by offering one integrated solution for payments processing, logistics, and back-office management. The company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.

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Forward-looking Statements
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the uncertainties associated with COVID-19, including its effects on USAT’s operations, financial condition, and the demand for USAT’s products and services; uncertainties resulting from, among other things, quarantines of employees, customers, consumers, and suppliers, travel restrictions, reduced consumer spending, and closures of customer locations, manufacturing facilities, warehouses and logistics supply chains, associated with COVID-19; USAT’s ability to efficiently and flexibly manage its business and financial resources amid uncertainties related to COVID-19; uncertainty around the duration of the COVID-19 virus’ impact; whether USAT would realize all or a substantial portion of the anticipated cost savings resulting from the new transaction processing agreement due to unusual or unanticipated causes or events or otherwise; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing, route scheduling, inventory management, and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; the risk associated with the currently pending litigation or possible regulatory action arising from the internal investigation and its findings, from the failure to timely file USAT’s periodic reports with the Securities and Exchange Commission, from the restatement of the affected financial statements, from allegations related to the registration statement for the follow-on public offering, or from potential litigation or other claims arising from the shareholder demands for derivative actions; whether the listing application for USAT’s securities which has been filed by USAT with The Nasdaq Stock Market LLC will be granted or granted in a timely manner; or whether USAT's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Investors:
Monica Gould
The Blueshirt Group
Tel: +1 212-871-3927
monica@blueshirtgroup.com

Lindsay Savarese
The Blueshirt Group
Tel: +1 212-331-8417
lindsay@blueshirtgroup.com

Media:
Joele Frank, Wilkinson Brimmer Katcher
Tim Lynch / Meaghan Repko
212-355-4449

Source: USA Technologies, Inc.

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